UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2019 (June 7, 2019)
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)

781-418-7000
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, at the Annual Meeting of Stockholders (the "Annual Meeting") of Keurig Dr Pepper Inc. (the "Company"), the Company’s stockholders approved the Omnibus Stock Incentive Plan of 2019 (the "2019 Plan"), which provides for a variety of types of awards, including options, stock appreciation rights, stock awards (including restricted stock and restricted stock units) and performance awards. An aggregate of 25,000,000 additional shares of the Company’s common stock have been reserved for issuance under the 2019 Plan, plus the number of shares that remain available for grant under the Company’s Omnibus Stock Incentive Plan 2009 (the "2009 Stock Plan") as of June 7, 2019 (the "Effective Date"), plus the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the 2009 Stock Plan following the Effective Date, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award.

The description in the first paragraph of this Item 5.02 is qualified in its entirety by reference to the 2019 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K. For a more complete description of the 2019 Plan, please refer to Proposal 4: 2019 Omnibus Stock Incentive Plan in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with the Annual Meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 7, 2019, the Company held its Annual Meeting via the internet at www.virtualshareholdermeeting.com/KDP2019. The matters voted upon at the Annual Meeting and the results are set forth below:

Proposal 1: Election of Directors

At the Annual Meeting, stockholders approved the election of the following directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified.

	For	Against	Abstentions	Broker Non-Votes
Robert Gamgort	1,345,680,264	28,341,741	530,769	13,866,872
Olivier Goudet	1,339,908,842	34,580,719	63,213	13,866,872
Peter Harf	1,314,585,944	59,901,745	65,085	13,866,872
Genevieve Hovde	1,368,703,767	5,786,332	62,675	13,866,872
Anna-Lena Kamenetzky	1,340,151,013	34,337,295	64,466	13,866,872
Paul S. Michaels	1,371,333,408	3,153,013	66,353	13,866,872
Pamela Patsley	1,371,401,269	3,100,395	51,110	13,866,872
Gerhard Pleuhs	1,340,265,870	34,222,336	64,568	13,866,872
Fabien Simon	1,340,040,063	34,448,350	64,361	13,866,872
Robert Singer	1,372,049,799	2,440,540	62,435	13,866,872
Dirk Van de Put	1,315,151,591	59,334,392	66,791	13,866,872
Larry D. Young	1,340,220,532	34,273,553	58,689	13,866,872

Proposal 2: Approval of the Ratification Proposal

At the Annual Meeting, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstentions
1,388,112,295	222,614	84,737

Proposal 3: Approval of the Advisory Resolution on Executive Compensation

At the Annual Meeting, the stockholders approved the advisory resolution on Named Executive Officer Compensation.

For	Against	Abstentions	Broker Non-Votes
1,370,085,080	3,647,052	820,642	13,866,872

Proposal 4: Approval of the 2019 Omnibus Stock Incentive Plan

At the Annual Meeting, the stockholders approved the Keurig Dr Pepper Inc. 2019 Omnibus Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
1,340,829,825	33,609,809	113,140	13,866,872

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: June 11, 2019
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Chief Legal Officer, General Counsel and Secretary